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                                                                 EXHIBIT 10.11

                        COOPERATION AGREEMENT BETWEEN
                       CENTILLIUM TECHNOLOGY CORPORATION
                                      AND
                                NEC CORPORATION

     This Cooperation Agreement (this "Agreement") is effective as of April 3, 1998 (the "Effective Date") by and between Centillium Technology Corporation, a California corporation having its principal place of business at 46824 Lakeview Blvd. Fremont, CA 94538 United States of America ("Centillium") and NEC Corporation, a Japanese Corporation with offices at 1131, Hinode, Abiko, Chiba 270-11 Japan ("NEC").

                                - WITNESSETH -

     WHEREAS, Centillium has expertise in the area of telecommunications integrated circuits, including those which utilize multilevel modulation techniques to enable high speed communications over copper, also known as Digital Subscriber Line (xDSL) Technology; and

     WHEREAS, NEC has expertise in the area of telecommunications systems and associated technologies; and

     WHEREAS, the parties hereto believe that each will derive benefits from a business relationship in which they will work cooperatively to define an integrated circuit solution for the copper interface portion of transmission systems (the "G.lite Devices") and a specialized interface device for the Japanese loop environment (the "JDSL Devices", the G.lite Devices and the JDSL Devices collectively, the "Devices"); and

     WHEREAS, Centillium will be in a position to provide NEC with early models, system support, and loop environment engineering support in exchange for NEC's commitment to use Centillium as its preferred vendor of the G.lite Devices and JDSL Devices for as long as Centillium maintains competitive terms and conditions and

     WHEREAS, the parties hereto wish to set forth in this Agreement the guidelines of their cooperation.

     NOW, THEREFORE, in consideration of the covenants herein contained, the parties hereto agree as follows

1.   Overall Objective of Cooperation

     (a) The objective of this cooperation is for both companies to work together in developing the proper G.lite and JDSL Devices, technologies and systems that can significantly develop the broadband telecommunications market. The first phase of this activity includes product definition and joint marketing to telco customers. The basic specification of the G.lite Devices shall be described in the Attachment A hereto.

NEC
------------------------
Centillium
------------------------

     (b) For the purpose of interpreting this Agreement, as used throughout this Agreement "JDSL Devices" refers to those G.lite Devices specifically designed to operate over the Japanese loop environment and "G.lite Devices" refers to the Centillium's offering for markets outside Japan.

     (c) Each of the parties hereto will act in good faith and in a commercially reasonable fashion to provide the resources necessary to accomplish the objectives set forth in this Agreement. Each of the parties hereto acknowledges and agrees that there are substantial technical, financial and commercial risks associated with a development activity of this type and, therefore, that neither of the parties hereto can guarantee that any of the development activities described in this Agreement or any subsequent activities to be described in any future agreements will be completed successfully.

     (d) All future obligations of the parties which are to be set forth in future agreements are subject to the execution of definitive agreements.

2.   Scope of Cooperation

     The parties' cooperation under this Agreement will be conducted in following phases:

     (a)  Phase 1 Product Definition Phase

          (i) The parties hereto will work in good faith to jointly approve specifications for an integrated circuit solution for the JDSL Devices.

          (ii) The parties hereto will co-market the resultant solution to the end customers (e.g., telcos) pursuant to separate agreements mutually agreeable to the parties.

     (b)  Phase 2 Prototyping Phase (Due Date September 1998)

          (i) NEC will evaluate Centillium's first prototype, when available, of the G.lite and JDSL Devices. Centillium will provide to NEC, without additional payments from NEC (other than those stipulated in Article 3), 12 evaluation boards for G.lite Devices (the "Evaluation Boards") to NEC. The Evaluation Boards shall not be used, sold or modified in any manner or for any purpose other than as contemplated in this Agreement. NEC will provide a written report on the evaluation. NEC agrees to provide additional evaluation reports throughout the period of this Agreement as subsequent iterations of the G.lite and JDSL Devices are prototyped and forwarded to NEC for evaluation. Prototypes of second and/or future iterations of the G.lite and JDSL Devices will be provided free of charge unless they are custom iterations for NEC in which case Centillium may charge a fee to be mutually agreed upon by the parties hereto.

          (ii) Upon request made by NEC, within a reasonable time period after the evaluation report stated above, and subject to the execution of an agreement mutually agreeable to the parties (a "Scope of Work Agreement") and payment of fees set forth in Article 2(b)(iii) below, Centillium shall incorporate into

NEC
-------------------------
Centillium
-------------------------

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                software portion of the JDSL Devices the modules created by NEC for Japanese market specifications.

          (iii) In order to cover the additional NRE costs (the "Additional NRE Cost") incurred by Centillium in regards to the activities to be set forth in the Scope of Work Agreement, as described in
                Article 2(b)(ii) above for Japanese market specifications for JDSL Devices. Centillium and NEC shall mutually agree in good faith on payments in addition to the $250,000 as described in
                Article 3 below by NEC to Centillium. Agreement on the amount of Additional NRE Cost shall be determined by Centillium and NEC, and shall be incorporated in the Scope of Work Agreement.

          (iv) As a result of the co-development activities stated in Articles 2(b)(ii) and b(iii), and if so requested by NEC and accepted by Centillium, technology, software and other intellectual property of NEC may be incorporated in the JDSL Devices. In such case, Centillium and NEC shall use their best efforts to agree on a reasonable royalty fee which shall be paid by Centillium to NEC under the terms and conditions to be separately agreed upon in writing. Centillium shall have a royalty based non-exclusive license to this NEC's technology for manufacturing, using and selling the JDSL Devices to all Centillium's other customers.

     (c) Phase 3 Pre-production and Production Phase (Due Date February and April 1999 respectively)

          (i) NEC will supply written acknowledgment that the G.lite and JDSL Devices meet all the specifications agreed upon during the Product Definition phase of this Agreement described in Article 2(a). Upon the execution of the Supply Agreement between Centillium and NEC stipulated in Section 7, and subject to the terms of the definitive Supply Agreement agreed upon by the parties, the parties anticipate that NEC will provide Centillium with a nonbinding forecast of its delivery requirements covering the next twelve (12) month period for the G.lite and JDSL Devices to be purchased from Centillium. Such forecast shall become binding three (3) months prior to delivery. The details of Order Acceptance methods and forecast will be included in the Supply Agreement to be executed per Section 7 in the future.

          (ii) NEC will use its commercially reasonable efforts to also assist Centillium in establishing standards utilizing Centillium's modulation schemes and will support Centillium's documentation efforts for the G.lite and JDSL Devices. If Centillium produces devices based upon such standards, Centillium will provide NEC with access to such devices (e.g., alpha and beta test site) prior to the general commercial release of such devices subject to mutually agreeable terms.

NEC
-------------------------
Centillium
-------------------------
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     (d)  Production facilities

          As for the manufacturing of Devices Centillium will use the manufacturing facilities of its semiconductor manufacturing partners which Centillium may choose in its own discretion from time to time. These manufacturing facilities are strictly used as sub-contractors for Centillium (i.e. foundry). Centillium's foundry partners do not have the right to design, sell, distribute, improve and use Centillium's products.

     (e)  Performance

          NEC expects that Centillium shall meet its reasonable delivery and quality control criterion as agreed upon between the two parties in their Supply Agreement. In the event that Centillium is unable to meet NEC's quality and delivery requirements, and subject to procedures outlined in Article 4, Centillium agrees to negotiate in good faith to use NEC's production capabilities as an alternate source of foundry as described above in Article 2(d). The terms of the foundry agreement shall be reasonably similar to Centillium's existing foundry agreements at that time.

3.   Payments

     (a) Following the execution of this Agreement, NEC will pay Centillium a non-recurring engineering (NRE) charge of $250,000 to partially offset costs associated with (i) Centillium's development of the G.lite Devices, (ii) development and delivery of the Evaluation Boards for the Central Office (CO), (iii) Evaluation boards for Customer premise modem and application support, and (iv) limited special loop plant modeling that may be requested by NEC. The $250,000 payment shall be made according to the following schedule.

          (I)  $150,000 within 45 days after the signing of the Agreement.

          (II) $100,000 within 45 days after the acceptance by NEC of the prototype Devices and the Evaluation Boards for the CO and the customer premise modem in accordance with the specifications agreed upon pursuant to Article 2(a), not to exceed ninety (90) days after the delivery by Centillium. All deliveries under this Agreement shall be FOB Centillium's principal office. Acceptance by NEC shall not be unreasonably withheld. If Centillium receives no rejection within ninety (90) days, the Devices and Evaluation Boards shall be deemed accepted.

     (b) This $250,000 is not part of the Additional NRE Cost to be agreed upon between the parties under Article 2(b)(iii) above. However, this $250,000 shall be deemed to cover any and all compensation due to Centillium from NEC in connection with the provisions of this Agreement covering the G.lite Devices.

     (c) In the event that any development by Centillium hereunder is not completed in accordance with the schedule in Article 2 above and subject to procedures outlined in Section 4 below, NEC may terminate this Agreement and Centillium shall refund to NEC forthwith fifty

NEC
------------------------
Centillium
------------------------

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          (50%) of any payments made by NEC prior to such termination.
          Centillium shall not be liable to NEC for any other amounts.

4.   Relationship Management

     The parties hereto agree that during the course of development and the supply relationship performance issues may arise in the area of development, manufacturing quality and delivery schedules. The parties agree that in such events the following procedure is followed

     (a) The dissatisfied party shall notify the affected party about such issues in writing.

     (b) The affected party shall have 3 months from the time of the notification to resolve the issues or present a plan acceptable to the dissatisfied party.

     (c) If the dissatisfied party is not satisfied with the resolution within 6 months from the time of notification, they may pursue remedy according to Section 9 herein.

5.   Technology Ownership and Licenses

     (a) Unless otherwise specifically provided for in this Agreement, nothing herein will be constructed as an express or implied license (under patents or otherwise) of any kind.

     (b) Centillium will have exclusive right to design and market the Devices and any improvements or modifications thereto resulting from the activities of this Agreement. Centillium warrants that the G.lite and JDSL Devices shall not infringe or misappropriate any patent, copyright, trade secret or other intellectual property rights of any third party. The Supply Contract stipulated in Section 7 below will provide an indemnity to the effect that Centillium will use its best efforts to obtain a license to or design around any intellectual property right Centillium is found to have infringed, and will indemnify NEC and hold NEC harmless from any and all damages, liabilities, costs, losses and expenses incurred by NEC as a result of or arising from any third party claim that the G.lite and JDSL Devices purchased by NEC under the Supply Contract. Details of the indemnity conditions shall be set forth in the Supply Contract.

     (c) Any information disclosed by NEC to Centillium under this Agreement with respect to direct support of the G.lite and JDSL Devices (the "Device Specific Information") (i.e., with respect to characterization and performance of the G.lite and JDSL Devices) shall remain the property of NEC. Such Device Specific Information may be freely used by Centillium, without charge, for the purpose of implementation of design and implementation of manufacturing and supporting G.lite and JDSL Devices sold to Centillium's customers, and other substantially similar activities. Notwithstanding the confidential obligations in section 6 hereof, Centillium may, with NEC's prior written consent, disclose the Device Specific Information set forth above. Such consent shall not be unreasonably withheld. If Device Specific Information contains NEC's intellectual property, then such intellectual property shall be treated as a license from NEC to Centillium under Article 2(b)(iv) above. Any information referenced in this (c) is provided "AS IS" NEC specifically disclaims any warranties, express or implied, including, without limitation, the warranties of merchantability and fitness for a particular purpose.

NEC
------------------------
Centillium
------------------------

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6.   Confidential Information and Non-Disclosure

     Any technical information and other business information which is disclosed hereunder by either party hereto to the other in written or other tangible form and clearly marked with a legend it as confidential, or which is identified as confidential at the time of oral disclosure and within fourteen (14) days after the oral disclosure is provided in written or other tangible form to the receiving party with such legend will be held in strict confidence by the receiving party from the date of disclosure until three (3) years after the date this agreement expires or terminates, using the same degree of care as the receiving party uses for its own information of a similar kind, and will not be transferred or divulged to any third-party or any employee who does not have the requisite need to know. For purposes of interpreting this Agreement, employees of NEC's affiliates, divisions or subsidiaries do not have the requisite need to know to obtain access to Centillium confidential information disclosed to NEC hereunder. Such confidentiality obligation will not apply to portions of such technical information and other business information, if any, (a) which were previously known to the other party hereto free of any confidentiality obligation, (b) which are or become known to the public, provided that such public knowledge is not attributable to a breach of this Agreement by the receiving party, (c) which the furnishing party explicitly agrees in writing need not be kept confidential (either in this Agreement or separately), (d) which are received by the receiving party rightfully from a third-party without a restriction on disclosure. Further, Centillium agrees not to disclose to any other party any of the specifics of NEC's system testing and results that might specifically indicate a problem related to such system. However, if the G.lite or JDSL Devices are modified by Centillium to remedy a system problem, Centillium may disclose such test information as may be necessary to support such modified G.lite or JDSL Devices to the extent that such disclosure coincides with the availability of the modified G.lite or JDSL Devices.

7.   Supply Agreement of G.lite and JDSL Devices

     (I) Centillium and NEC agree to negotiate in good faith to enter into a Supply Agreement of G.lite and JDSL Devices in which Centillium agrees to continue to sell the G.lite and JDSL Devices (including those designed for Japanese market) to NEC for at least a seven (7) year period. The parties will seek to execute such Supply Agreement within a reasonable time after written acknowledgement of NEC that the Devices meet all the specifications listed in the product specification agreed to by both parties.

     (II) NEC and Centillium agree that reasonable standard commercial terms and conditions will apply to the sale of all devices to NEC.

8.   Term

     (a) This Agreement will expire four (4) years after the Effective Date unless extended in writing by mutual parties.

     (b) If either party hereto files a petition in bankruptcy or makes a general assignment for the benefit of creditors or otherwise acknowledges insolvency or if either party is adjudged a bankrupt or goes or is placed

NEC
-------------------------
Centillium
-------------------------

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          into a complete liquidation, or if a receiver is appointed for the benefit of either party, the other party hereto may terminate this Agreement and/or any existing individual contract immediately.

9.   Governing Law

     (a) The construction, interpretation and performance of this Agreement will be governed by the laws of the State of California without reference to its conflict of laws and principals. The United Nations Convention on Contracts for the International Sale of Goods will not apply to the sale of Devices hereunder.

     (b) The parties hereto shall endeavor to settle amicably all disputes, controversies or differences which may arise between them out of or in relation to or in connection with this Agreement by mutual consultation. In the event that the parties fail to reach an amicable settlement within sixty (60) days after receiving notice from the other that such disputes, controversies or differences exist, such disputes, controversies or differences shall be finally settled by arbitration in Tokyo, Japan if the defendant is NEC, and in Fremont, California, U.S.A. if the defendant is Centillium, in accordance with the arbitration rules of the International Chamber of Commerce. The award of arbitration shall be final and binding upon the parties hereto and shall not be subject to appeal to any court, and shall not be entered in any court of competent jurisdiction for execution forthwith.

10.  Entire Agreement

     This Agreement sets forth the entire agreement and understanding between the parties hereto with respect to its subject matter. It merges all discussions between them and voids and replaces each and every other agreement (including the Mutual Nondisclosure Agreement between the parties dated November 11, 1997) or understanding which may heretofore have existed between Centillium and NEC regarding such subject matter. Any and all information which has been disclosed under the Mutual nondisclosure Agreement shall be regarded as such disclosed under 6 above.

11.  Publicity

     (a) Neither party hereto will disclose the existence or content of this Agreement without the other's prior written consent, which will not be unreasonably withheld. Each party will submit to the other all proposed publicity material relating to the disclosure of this Agreement or the relationship of the parties hereto.

     (b) This Section 11 will not prohibit disclosure by a party if such disclosure is required by a court of competent jurisdiction, law or regulation.

12.  Limitation of Liability

     IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO ANY LOSS OF PROFIT OR REVENUE, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

NEC
-------------------------
Centillium
-------------------------

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13.  Independent Contractor

     Nothing in this Agreement shall be construed as creating a partnership between the parties or as constituting either party as the agent of the other party for any purpose whatsoever and neither party shall have the authority or power to bind the other party or to contract in the name of or create a liability against the other party in any way or for any purpose.

     IN WITNESS WHEREOF, each of Centillium Technology Corporation and NEC Corporation have executed this Agreement, in duplicate originals, by their respective officers hereunto duly authorize the day and year first above written.

CENTILLIUM TECHNOLOGY CORP.                  NEC CORPORATION,
----------------------------------------     ----------------
                                             Data Communications Division


           Faraj Aalaer                            Kerri Inoue
----------------------------------------    -----------------------------
       /s/ Faraj Aalaer                          /s/ Kerri Inoue

V.P. Planning and Business Development         Assistant General Manager
----------------------------------------    -----------------------------

          5/27/98                              5/27/98
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NEC
-------------------------
Centillium
-------------------------